UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2023

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.
The Audit and Finance Committee (the “Audit Committee”) of the Board of Directors of Unisys Corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the year ended December 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in this process, including PricewaterhouseCoopers LLP (“PwC”), which audited the Company’s consolidated financial statements since 2020.
(a) Dismissal of Independent Registered Public Accounting Firm
On March 17, 2023, the Audit Committee made the decision to change the Company’s independent registered public accounting firm and the Company dismissed PwC as its independent registered public accounting firm.
The reports of PwC on the Company's consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent years ended December 31, 2022 and 2021, and the subsequent interim period through March 17, 2023, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years. During the years ended December 31, 2022 and 2021, and the subsequent interim period through March 17, 2023, there have been no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)) other than as described immediately below.
During the audit for the years ended December 31, 2022 and 2021, material weaknesses in internal control over financial reporting were identified related to the design and maintenance of effective formal policies and procedures to ensure appropriate information is communicated from the IT function and the legal and compliance function to the accounting function and those responsible for governance on a timely basis. These material weaknesses were disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Item 9A of the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2021.
The Company has requested that PwC furnish a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not PwC agrees with the statements related to them made by the Company in this report. A copy of PwC’s letter, dated March 22, 2023, is attached as Exhibit 16 to this report.
(b) Newly Engaged Independent Registered Public Accounting Firm
On March 17, 2023, the Audit Committee made the decision to engage Grant Thornton LLP (“Grant Thornton") as the Company's independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2023, subject to completion of Grant Thornton's standard client acceptance procedures and execution of an engagement letter. During the fiscal years ended December 31, 2022 or 2021, and from January 1, 2023 through March 17, 2023, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
16	Letter dated March 22, 2023 to the Securities Exchange Commission from PricewaterhouseCoopers LLP.
104	Cover page Interactive Data File (embedded within the Inline Extensible Business Reporting Language document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: March 22, 2023	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer